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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Time Warner Entertainment Company, L.P.'s ("TWE") Registration Statement on Form S-3 pertaining to the registration of $1 of Debt Securities, which Registration Statement also carries forward pursuant to Rule 429 $2,000,000,000 of Debt Securities previously registered on TWE's Registration Statement on Form S-3 (File No. 33-75144), and to the incorporation by reference in the Registration Statement and related prospectus of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of TWE, Warner Communications Inc. and American Television and Communications Corporation, included in TWE's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
December 23, 1998